UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2015

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 10, 2015, Lindblad Expeditions Holdings, Inc., formerly Capitol Acquisition Corp. II (the “Company”), filed its Form 8-K to report the completion of a series of mergers with Lindblad Expeditions, Inc., a New York corporation (“Lindblad”), and to provide the information that would have been required if the registrant were filing a general form for registration of securities on Form 10, as provided by Item 2.01(f) of Form 8-K (the “Original Form 8-K”).

This Amendment No. 1 to the Original Form 8-K is being filed solely to amend Items 2.01(f) and 9.01 of the Original Form 8-K to include (i) as Exhibit 99.1, the unaudited financial statements of Lindblad for the three and six months ended June 30, 2015 and 2014 as well as a corresponding management’s discussion and analysis of financial condition and results of operations pursuant to the guidance set forth in the SEC Division of Corporate Finance Financial Reporting Training Manual Section 12220.1(c), and (ii) as Exhibit 99.2, the unaudited pro forma summary financial information for the Company resulting from the mergers. The Lindblad financial statements and management’s discussion and analysis of financial condition and results of operations of Lindblad included in Exhibit 99.1 are identical to the information included in the Company’s Form 10-Q for the period ended June 30, 2015, which was filed with the Securities and Exchange Commission on August 7, 2015.

This Amendment No. 1 to the Original Form 8-K should be read in conjunction with the Original Form 8-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Unaudited Financial Statements of Lindblad Expeditions, Inc. for the Three and Six months ended June 30, 2015 and 2014 and corresponding Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Exhibit 99.2	Unaudited Pro Forma Summary Financial Information for Lindblad Expeditions Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

August 7, 2015	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad; President and CEO

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